UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.86 per share	RELI	The NASDAQ Capital Market
Series A Warrants to purchase shares of Common Stock, par value $0.86 per share	RELIW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 13, 2025, Reliance Global Group, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) under which the Company may offer and sell, from time to time at its sole discretion, up to $2,026,453 shares of its common stock, par value $0.086 per share (the “Common Stock”), through Wainwright as its sales agent (the “Agent”).

Pursuant to the Agreement, sales of the Common Stock, if any, will be made under the Company’s effective Registration Statement on Form S-3 (File No. 333-275190), which was declared effective by the Securities and Exchange Commission on November 7, 2023, and the prospectus supplement relating to this offering, filed on August 13, 2025, by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Capital Market or any other trading market for the Common Stock, to or through a market maker, or in negotiated transactions as permitted by the Agreement. The Agent will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agent a commission of three percent (3.0%) of the gross sales proceeds of any Common Stock sold through the Agent under the Agreement, and also has provided the Agent with customary indemnification rights. The Company will also reimburse the Agent for fees and expenses of its legal counsel in an amount up to $50,000, in addition to up to $3,500 for its legal counsel’s fees per quarterly due diligence bring-down and up to $5,000 for its legal counsel’s fees per annual due diligence bring-down.

The Company has also granted Wainwright a right of first refusal to act as the exclusive financial advisor, sole book-running manager, sole underwriter or sole placement agent, as applicable, for future strategic transactions, financing or refinancing of indebtedness or public or private offerings of equity, equity-linked or debt securities by the Company or any of its subsidiaries following the date of the Agreement and until the 12-month anniversary of date of the prospectus supplement, subject to an exception, and subject to FINRA Rule 5110(g)(6)(A).

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Zarif Law Group P.C. relating to the Common Stock is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	At The Market Offering Agreement dated as of August 13, 2025 between the Company and H.C. Wainwright & Co., LLC.
5.1	Opinion of Zarif Law Group P.C.
23.1	Consent of Zarif Law Group P.C. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: August 14, 2025	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer